CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated August 4, 2000, relating to the seed financial statements of Hillview Investment Trust II, which appears in such Registration Statement. We also consent to the references to us under the headings "Other Information" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

Two Commerce Square, Suite 1700
2001 Market Street
Philadelphia, Pennsylvania

August 28, 2000